For Immediate Release
                                            ---------------------

       [LOGO]                      CONTACT:   Ray E. Brooks
                                              CFO
        ALYN                                  (949) 475-1525
     CORPORATION                              Email: Investor_Relations@alyn.com

Engineered Solutions Through                  A NASDAQ Company
Metal Matrix Technology                       (ALYN)

                ALYN CORPORATION ANNOUNCES LAWSUIT SETTLEMENT

     IRVINE, Calif.--(BUSINESS WIRE)--March 24, 2000. On Wednesday, March 22, 2000, Alyn Corporation agreed to settle a lawsuit it brought against DataWorks Corporation. DataWorks Corporation was acquired by Epicor Software Corporation in December 1998. Alyn has agreed to settlement against payment of $1.8 million. All other terms and conditions of the settlement are confidential.

     Alyn was represented by legal counsel, Edmond Connor and Marilyn Martin Culver of Connor, Culver, Blake & Griffin LLP of Irvine, California.

     Alyn Corporation provides engineered solutions through metal matrix technology to meet the needs of its customers in consumer and industrial markets. Alyn is a vertically integrated company offering advanced metal matrix composites, customer driven engineering solutions and strategically developed manufacturing processes. Boralyn [Registered Trademark], the Company's principal product, continues to be considered one of the premier metal alloys which has the properties of being lighter than aluminum, stronger than titanium and stiffer than steel.

     For additional information, contact Ray E. Brooks, Alyn Corporation, (949) 475-1525 or email: Investor_Relations@alyn.com
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     Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are fluctuations in quarterly operating results, limited historical revenues and prior losses, the Company's limited manufacturing history, market acceptance of the Company's products in commercial quantities, the need for future capital, rapid technological change and new product development, competition and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 1999.



                  16761 Hale Avenue, Irvine, CA 92606-5006 USA
             http://www.alyn.com (USA)  http://www.alyn.co.uk  (Europe)